Exhibit 99.1

Contact:

Joe Crivelli

Senior Vice President

Gregory FCA

Direct: 610-228-2100

Mike Monahan Joins Nutrisystem as Chief Financial Officer

Proven CFO brings public company finance experience, track record of increasing shareholder value

Fort Washington, Pa.-April 25, 2013-Today Nutrisystem (NASDAQ: NTRI), a leader in weight loss with more than 40 years of proven effectiveness, announced that Michael P. Monahan will join the company as Chief Financial Officer effective May 22, 2013.

Since 2009 Mr. Monahan has served as Chief Financial Officer of PetroChoice Holdings, Inc., a privately-held distributor of industrial, commercial, and passenger car lubricants. During his tenure, he was a key member of the management team that achieved substantial growth and increased value for the shareholders. His appointment as Nutrisystem's CFO represents a return to the company for Mr. Monahan, who served as Nutrisystem's Vice President of Finance from 2006 to 2009 prior to joining PetroChoice. He is a seasoned financial professional with significant experience in financial planning and analysis, treasury, corporate accounting, strategy and business development, and investor relations.

Dawn Zier, President and Chief Executive Officer of Nutrisystem, said, "We are pleased that Mike has re-joined the company as Chief Financial Officer. He was universally respected during his previous tenure with the company and is a natural fit for us. He knows our business and saw firsthand the innovation and direct consumer response discipline that propelled the company during our growth phase. His perspective and financial expertise will be invaluable as we work to execute our turnaround plan."

Mike added, "This is a great time to join Nutrisystem, as Dawn and her team are executing a cohesive turnaround plan that I believe will add significant shareholder value. I look forward to meeting Nutrisystem's investors and analysts, and keeping them apprised of our progress as we work to restore financial performance."

Mr. Monahan started his career at Arthur Andersen LLP, working on both the audit and consulting side of the business, later joining Accenture in the finance and performance management practice. Following that, he worked at Exelon Corporation leading a divisional financial planning and analysis team prior to joining Nutrisystem in April 2006. He holds a Bachelor of Arts degree from Villanova University and a Master of Business Administration from The University of Chicago's Booth School of Business.

About Nutrisystem, Inc.

Having helped Americans lose millions of pounds for over 40 years, Nutrisystem, Inc. (NASDAQ: NTRI) develops evidence-based programs for healthy weight management, and is the leading provider of home-delivered weight loss meal plans. Nutrisystem offers balanced nutrition in the form of low glycemic index meal plans designed for men and women, including seniors, vegetarians and the Nutrisystem® D® program for people with diabetes or at risk for type 2 diabetes. Nutrisystem® plans include a wide variety of pantry and frozen entrees and snacks to aid in program satisfaction and adherence, as well as transition plans to support long-term success. The Fort Washington, PA-based company also provides weight management support and counseling by trained weight-loss coaches and registered dietitians, as well as through an engaged online community, online tools and trackers, mobile apps, cookbooks and more. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers.

Forward-Looking Statement Disclaimer

Information provided and statements contained in this press release that are not purely historical, such as details about the company's management changes and future prospects, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.